Exhibit 10.3

Extension of Health Care Coverage to Non-Employee Directors

     Intervoice, Inc. (the “Company”) amended the contract with its provider of group health care coverage to permit non-employee directors to purchase coverage through the provider based on the group rates available for employees. While the Company does pay a significant amount of the costs associated with providing group health care coverage for employees, non-employee directors will be required to pay all costs associated with their purchase of group health care coverage.